Exhibit No. 23.2
                       Consent of Independent Accountants

                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference and inclusion in this Registration Statement of ICC Technologies, Inc. (the Company) on Form S-2 of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 24, 1995, on our audits of the consolidated financial statements of ICC Technologies, Inc. as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference and inclusion in this Registration Statement of the Company of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about Engelhard/ICC's ability to continue as a going concern, dated March 24, 1995, on our audit of the financial statements of Engelhard/ICC as of December 31, 1994 and for the period February 7, 1994 (date of formation) to December 31, 1994, which report is also included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We consent to the references to our firm under the caption "Experts."






COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
December 8, 1995


Document No. 271382.12